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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement of Mercer International Inc. on Form S-8 of our report dated February 26, 2004, appearing in the Annual Report on Form 10-K of Mercer International Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP Chartered Accountants Vancouver, Canada June 15, 2004

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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS